Exhibit 99.1

IN THE UNITED STATES BANKRUPTCY COURT
FOR THE DISTRICT OF DELAWARE

In re: HANCOCK FABRICS, INC., et al.,[1] Debtors.	) ) ) ) ) ) )	Chapter 11 Case No. 07-10353 (BLS) Jointly Administered Requested Hearing Date: Aug. 24, 2007 at 11 a.m. (E.T.) Requested Obj. Deadline: Aug. 22, 2007 at 12 p.m. (E.T.)

DEBTORS’ MOTION FOR ENTRY OF AN ORDER UNDER 11 U.S.C. §§ 363(b)(1) AND
365(d)(4), GRANTING EXTENSION OF THE DEADLINE BY WHICH THE DEBTORS
MUST ASSUME OR REJECT UNEXPIRED LEASES OF NON-RESIDENTIAL REAL
PROPERTY UPON RECEIPT OF WRITTEN CONSENT FROM LESSORS

Hancock Fabrics, Inc., Hancock Fabrics of MI, Inc., HF Resources, Inc., Hancockfabrics.com, Inc., HF Merchandising, Inc., HF Enterprises, Inc., and Hancock Fabrics, LLC, debtors and debtors-in-possession in the above-captioned cases (collectively “Hancock” or “Debtors”), hereby move (the “Motion”) this Court for entry of an order pursuant to sections 363(b)(1) and 365(d)(4)(B)(ii) of title 11 of the United States Code (the “Bankruptcy Code”) and Rule 9019 of the Federal Rules of Bankruptcy Procedure (the “Bankruptcy Rules”) extending the deadline by which the Debtors must assume or reject an unexpired lease of non-residential real property upon the Debtors’ receipt of a landlord’s written consent to such extension.  In support of this Motion, the Debtors respectfully state as follows:

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1              The Debtors are the following entities:  Hancock Fabrics, Inc. (Tax ID No. XX-XXX0905), One Fashion Way, Baldwyn, Mississippi  38824; Hancock Fabrics of MI, Inc. (Tax ID No. XX-XXX5878), One Fashion Way, Baldwyn, Mississippi  38824; HF Resources, Inc. (Tax ID No. XX-XXX9563), 103 Foulk Road, Suite 202, Wilmington, Delaware  19803-3742; Hancockfabrics.com, Inc. (Tax ID No. XX-XXX9698), One Fashion Way, Baldwyn, Mississippi  38824; HF Merchandising, Inc. (Tax ID No. XX-XXX8522), One Fashion Way, Baldwyn, Mississippi  38824; HF Enterprises, Inc. (Tax ID No. XX-XXX7249), 103 Foulk Road, Suite 202, Wilmington, Delaware  19803-3742; and Hancock Fabrics, LLC (Tax ID No. XX-XXX9837), One Fashion Way, Baldwyn, Mississippi  38824.

JURISDICTION

1.  The Court has jurisdiction over this Motion pursuant to 28 U.S.C. §§ 157 and 1334.  This is a core proceeding within the meaning of 28 U.S.C. § 157(b)(2). Venue of these proceedings and the Motion in this Court is proper under 28 U.S.C. §§ 1408 and 1409.
2.  The statutory bases for the relief requested herein are sections 363(b)(1) and  365(d)(4)(B)(ii) of the Bankruptcy Code, and Bankruptcy Rule 9019.
BACKGROUND
A.           General Background
3.  On March 21, 2007 (the “Petition Date”), the Debtors commenced their respective bankruptcy cases by filing voluntary petitions for relief under chapter 11 of the Bankruptcy Code.  No trustee or examiner has been appointed in these cases.  The Debtors are operating their respective business as debtors-in-possession pursuant to sections 1107 and 1108 of the Bankruptcy Code.
4.  On April 4, 2007, the United States Trustee for the District of Delaware (the “U.S. Trustee”) appointed an Official Committee of Unsecured Creditors (the “Creditors’ Committee”).  (D.I. 195.)
5.  On May 22, 2007, the U.S. Trustee appointed an Official Committee of Equity Security Holders (the “Equity Committee”).  (D.I. 567.)
6.  On July 2, 2007, the Court entered the Order Pursuant to section 365(d)(4) of the Bankruptcy Code Extending the Deadline by which the Debtors Must Assume or Reject Unexpired Leases of Nonresidential Real Property, extending the Debtors’ time to assume or reject unexpired non-residential real property leases through and including October 17, 2007 (D.I. 1062) (the “First Extension Order”).

B.           Progress of these Bankruptcy Cases
7.  Since the Petition Date, the Debtors have worked diligently on a variety of time-consuming tasks necessary for the administration of their chapter 11 proceedings.  These tasks have included procuring two debtor in possession (“DIP”) financings, commencing and continuing going-out-of-business (“GOB”) sales at over one hundred thirty locations throughout the United States, rejecting burdensome leases, preparing schedules of assets and liabilities and statements of financial affairs, and conducting auctions and sales of leases.
8.  The Debtors are also in the process of formulating a business plan and plan of reorganization.  The Debtors have been in communication with the Creditors’ Committee and Equity Committee concerning the formulation of the business plan and plan of reorganization and the direction and outcome of these chapter 11 cases.
9.  As of the Petition Date, the Debtors were party to approximately 410 leases of non-residential real property.  On the Petition Date, the Debtors rejected eleven leases.  Since the Petition Date, the Debtors have rejected an additional 87 leases, and two leases have expired by their own terms.  By an auction and sale approved by this Court on July 2, 2007, the Debtors have disposed of an additional 35 leases.  Thus, the Debtors are currently party to approximately 276 unexpired leases of non-residential real property (the “Leases”).
10.  Absent an extension of the First Extension Order, the Debtors’ time under section 365(d)(4) of the Bankruptcy Code to assume or reject the Leases expires on October 17, 2007.

A.    The Debtors' Efforts to Obtain Lessors' Written Consent to an Extension to
Assume or Reject Leases

11.  On or about August 17, 2007, the Debtors sent their landlords2 a letter requesting that the landlord consent in writing to an extension of the Debtors’ period, under section 365(d)(4)(B)(ii), to assume or reject the Debtors’ Lease(s) with such landlord (the “Written Consent Solicitation Letter”).  A copy of the Written Consent Solicitation Letter is attached hereto as Exhibit A.   The Written Consent Solicitation Letter requests that each landlord give its written consent to an extension of the Debtors’ time through February 29, 2008, to assume or rejects its lease.
12.  As consideration for a landlord’s consent to an extension of the section 365(d)(4)(B)(ii) period, the Debtors offered to make timely administrative rent payments through and including January 31, 2008 (the “holiday season”) regardless of whether the respective Lease is rejected during such period.
13.  Prior to sending the Written Consent Solicitation Letter, the Debtors and their management, employees, and professionals, as well as the Creditors’ Committee’s professionals, engaged in extensive discussions with certain of the landlords over the extension of the section 365(d)(4)(B)(ii) period.  At this point, it is the Debtors’ understanding that counsel for the Creditors’ Committee has obtained oral agreements from counsel of some of the largest landlords in these cases regarding terms for their written consent to extend the Debtors’ time to assume or reject the respective Leases, which terms may be in principle acceptable to the Debtors, the Creditors’ Committee and the Equity Committee.

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[2]	There may be a small number of landlords to whom the Debtors did not send the Written Consent Solicitation Letter (as defined below).

RELIEF REQUESTED
14.  By this Motion, the Debtors request entry of an order, attached hereto as Exhibit B, pursuant to sections 363(b)(1) and 365(d)(4)(B)(ii) of the Bankruptcy Code, granting an extension of the deadline by which they must assume or reject a Lease upon the Debtors’ receipt of an executed Written Consent Solicitation Letter from the landlord for such Lease (the “Written Consent Order”).
BASIS FOR RELIEF REQUESTED
15.  The Written Consent Order should be entered because the procedure for extending the Debtors’ time to assume or reject Leases in the Written Consent Order is fully compliant with the Bankruptcy Code and enables the Debtors to efficiently obtain an extension of time under section 365(d)(4)(B)(ii) of the Bankruptcy Code.
16.  Section 365(d)(4)(B) of the Bankruptcy Code provides that:
(i) The court may extend the period determined under subparagraph (A), prior to the expiration of the 120-day period, for 90 days on the motion of the trustee or lessor for cause.
(ii) If the court grants an extension under clause (i), the court may grant a subsequent extension only upon prior written consent of the lessor in each instance.
11 U.S.C. § 365(d)(4)(B)(i)-(ii).
17.  By the First Extension Order, the Court extended the Debtors’ period under section 365(d)(4)(B)(i) to assume or reject the Leases for ninety (90) days, through October 17, 2007.  To obtain a further extension of this deadline, the Debtors are attempting to obtain the “prior written consent of the lessor in each instance” pursuant to subsection (ii) of section 365(d)(4)(B).  11 U.S.C. § 365(d)(4)(B)(ii).

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[3]	The Debtors reserve all rights to obtain the written consent of their landlords by other means.

18.  The procedure for obtaining an extension of time to assume or reject the Leases in the Written Consent Order complies with the requirements of section 365(d)(4)(B)(ii) of the Bankruptcy Code.  The Written Consent Order provides that any extension of the Debtors’ time to assume or reject a Lease becomes effective only upon the Debtors’ receipt of a Written Consent Solicitation Letter that has been executed by the applicable landlord.  Further, the Written Consent Order provides that this extension is only for the period of time that has been agreed to by the respective landlord.  Accordingly, the procedure authorized in the Written Consent Order is fully compliant with the provisions of section 365(d)(4)(B)(ii) of the Bankruptcy Code.
19.  Additionally, entry of the Written Consent Order will provide the Debtors with the opportunity to maximize distributions to all of their stakeholders.  The Written Consent Order streamlines the process for the Debtors to obtain further section 365(d)(4) extensions by relieving them of the obligation of having to return to this Court to effectuate an extension each time the written consent of a landlord is obtained.  Requiring separate court approval for each extension would not only be time consuming but also a waste of estate assets.4
20.  Further, entry of the Written Consent Order will provide the Debtors with adequate time to conduct a considered and thorough analysis of the Leases to determine, in consultation with the Creditors’ Committee and the Equity Committee, whether retaining each Lease is beneficial to these estates.  The Debtors believe this should be done as part of formulating their business plan and plan of reorganization with the Committees’ assistance and not prematurely.  Although the Debtors have made great strides in evaluating and disposing of burdensome leases – through lease rejections, GOB sales at over one hundred thirty locations,  and conducting auctions and sales of leases – the Debtors need additional time to complete the deliberate process of evaluating their remaining Leases in the context of completing their business plan and plan of reorganization.

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[4]
Moreover, there is nothing in section 365(d)(4)(B)(ii) that requires separate court approval to effectuate each extension of a debtor’s time to assume or reject one of its leases.  See 11 U.S.C. § 365(d)(4)(B)(ii).

21.  Finally, none of the Debtors’ landlords will suffer unfair prejudice or harm from entry of the Written Consent Order because an extension of the period to assume or reject a Lease will only become effective upon each landlord’s prior written consent.  Every landlord has the freedom to decide if they want to continue to be the landlord of a company that has attempted to carefully restructure its business operations, positioning itself to successfully and profitably continue its business upon emergence from bankruptcy.  Indeed, entry of the Written Consent Order will benefit those landlords that consent to an extension as they will receive, as consideration for their consent, timely administrative priority rent payments through the holiday season regardless of whether their respective lease is rejected prior to January 31, 2008.5
22.  For these reasons, the Debtors respectfully submit that the Court should enter the Written Consent Order.

NOTICE
23.  Notice of this Motion has been provided to (i) counsel to the Debtors’ postpetition lenders; (ii) the Office of the United States Trustee for the District of Delaware; (iii) counsel for the Creditors’ Committee; (iv) counsel to the Equity Committee; (v) each of the Debtors’ landlords; and (vi) those parties who have requested notice in this case pursuant to Bankruptcy Rule 2002.  The Debtors submit that, in light of the nature of the relief requested, no other or further notice need be given.

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[5]
Out of an abundance of caution, the Debtors are also seeking the Court’s approval of these administrative priority payments pursuant to section 363(b)(1) of the Bankruptcy Code, as well as the ability to agree to modifications of the Written Consent Solicitation Letter so long as such modifications do not materially affect the Debtors’ estates.  In addition, out of an abundance of caution, the Debtors seek the ability to make modifications to the Written Consent Solicitation Letter under Bankruptcy Rule 9019.  Any modifications of the Written Consent Solicitation Letter will be made after consultation with the Creditors’ Committee and Equity Committee.

NO PRIOR RELIEF

24.  No prior request for the relief sought in this Motion has been made to this or any other court.
WHEREFORE, the Debtors respectfully request that the Court (i) enter the Written Consent Order, and (ii) grant such other and further relief as is just and proper.

Dated:         August 17, 2007                                       MORRIS, NICHOLS, ARSHT & TUNNELL LLP
Wilmington, Delaware

/s/ Robert J. Dehney
Robert J. Dehney (No. 3578)
Eric D. Schwartz (No. 3134)
Derek C. Abbott (No. 3376)
Curtis S. Miller (No. 4583)
1201 North Market Street
Wilmington, Delaware  19801
(302) 658-9200

Counsel for Hancock Fabrics, Inc., etal.
Debtors and Debtors In Possession